UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 7, 2010

ONE LIBERTY PROPERTIES, INC.
(Exact name of Registrant as specified in charter)

Maryland	001-09279	13-3147497
(State or other	(Commission file No.)	(IRS Employer
jurisdiction of		I.D. No.)
incorporation)

60 Cutter Mill Road, Suite 303, Great Neck, New York  11021
 (Address of principal executive offices)             (Zip code)

Registrant's telephone number, including area code:     516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 7, 2010, our wholly-owned subsidiaries purchased from NewCarp FPO LLC and NewCarp Second LLC, two contiguous properties in West Hartford, Connecticut.  The purchase price was $20.55 million. Approximately $13 million of the purchase price was paid by our subsidiary’s assumption of an existing first mortgage encumbering the Supermarket Parcel (as defined) and the balance was paid in cash.  The properties consist of an aggregate of 47,174 square feet situated on an aggregate of 3.72 acres, are operated as a supermarket (the “Supermarket Parcel”) and a related parking lot and are leased pursuant to two separate leases to an affiliate of Whole Foods Market, Inc. (NASDAQ:WFMI). The leases are guaranteed by Whole Foods, expire January 31, 2026 and are subject to four renewal options, each option for five years.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The financial statements, if any, required by this item will be filed by December 23, 2010.

(b)	Pro Forma Financial Information

The pro forma financial information, if any, required by this item will be filed by December 23, 2010.

(d)	Exhibits

Exhibit No.	Title of Exhibit
99.1	Press release issued by One Liberty Properties, Inc. on October 12, 2010.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE LIBERTY PROPERTIES, INC.

Date: October 12, 2010	By:	/s/ David W. Kalish
David W. Kalish
Senior Vice President and Chief Financial Officer